EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2023 Results and Reaffirms Full Year 2023 Guidance

Margin Expansion in NA Cabinet Components and EU Fenestration Segments
Repaid $20 Million in Bank Debt
Balance Sheet and Liquidity Remain Strong
Significant Improvement in Cash Provided by Operating Activities
Synergy Target Achieved for LMI Custom Mixing Acquisition
Return to Normal Seasonality Trending as Expected
Remain Cautiously Optimistic on Second Half of 2023

HOUSTON, June 01, 2023 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended April 30, 2023.

The Company reported the following selected financial results:

QUANEX BUILDING PRODUCTS CORPORATION
Q2 2023 Earnings Release
	Three Months Ended April 30,		Six Months Ended April 30,
($ in millions, except per share data)	2023	2022	2023	2022
Net Sales	$273.5	$322.9	$535.5	$589.9
Gross Margin	$67.2	$73.2	$118.9	$128.4
Gross Margin %	24.6%	22.7%	22.2%	21.8%
Net Income	$21.5	$26.5	$23.4	$37.8
Diluted EPS	$0.65	$0.80	$0.71	$1.13

Adjusted Net Income	$21.7	$26.5	$27.8	$37.8
Adjusted Diluted EPS	$0.66	$0.80	$0.84	$1.14
Adjusted EBITDA	$39.9	$45.2	$60.4	$69.6
Adjusted EBITDA Margin %	14.6%	14.0%	11.3%	11.8%

Cash Provided by (Used For) Operating Activities	$35.3	$19.8	$38.5	($1.9)
Free Cash Flow	$27.8	$13.4	$23.4	($15.7)

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, President and Chief Executive Officer, commented, “We are pleased with the results we reported for the second quarter of 2023, and we are now more confident in our belief that we are seeing a return to normal seasonality in our business. Demand improved across all product lines during the second quarter of this year compared to the first quarter of this year, and we executed well from an operational standpoint. The customer inventory rebalancing initiatives that impacted results in our fenestration segments in the first quarter also impacted results in the second quarter, albeit to a lesser degree. However, based on ongoing conversations with our customers, coupled with recent order trends, we do not anticipate a meaningful impact from customer inventory rebalancing initiatives for the remainder of the year. The LMI Custom Mixing business we acquired on November 1, 2022 continues to perform well and we have already achieved our synergy target.

“When compared to the second quarter of 2022, which was a record quarter, revenue declined in the second quarter of 2023 across all operating segments as ongoing macroeconomic challenges spurred continued market volume declines and some pricing pressure, mostly due to surcharge rollbacks and index pricing mechanism triggers in North America as raw material costs decline. Despite the pressure on revenue, we converted well operationally and realized margin expansion in our North American Cabinet Components and European Fenestration segments. We controlled the things we can control, and we will continue to focus on operational efficiency and flexing our cost structure accordingly.

“Our continued focus on managing working capital is serving us well and we were able to generate enough free cash to buyback $5.6 million of our stock and pay down our bank debt by $20 million during the second quarter. Our balance sheet remains strong, and our leverage ratio improved versus the first quarter of this year.”

Second Quarter 2023 Results Summary

The Company reported net sales of $273.5 million during the three months ended April 30, 2023, which represents a decrease of 15.3% compared to $322.9 million for the same period of 2022. The decrease was mostly attributable to softer demand, caused in part by customer inventory rebalancing initiatives, lower pricing in North America, and foreign exchange translation impact. Quanex realized a decline in net sales of 11.8% for the second quarter of 2023 in its North American Fenestration segment. Excluding LMI, net sales in the North American Fenestration segment would have declined by approximately 21.8% year-over-year. The Company reported a decline in net sales of 26.6% in its North American Cabinet Components segment and a decline of 7.1% in net sales in its European Fenestration segment, excluding foreign exchange impact. (See Sales Analysis table for additional information)

The decrease in earnings for the three months ended April 30, 2023 was mostly attributable to lower volumes, decreased pricing mainly due to surcharge rollbacks and raw material index pricing mechanisms in North America, foreign exchange translation, and higher interest expense.

Balance Sheet Update

As of April 30, 2023, Quanex had total debt of $135.6 million ($82.5 million excluding real-estate leases that are considered “finance” leases under U.S. GAAP) and the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA decreased to 0.6x (0.3x excluding these real-estate leases). As of April 30, 2023, Quanex’s LTM Adjusted EBITDA was $143.3 million and LTM Net Income, the most directly comparable GAAP measure, was $74.0 million.   (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

Outlook

Mr. Wilson stated, “We continue to be cautiously optimistic for the second half of our fiscal year, especially as we gain confidence from recent results and our belief that we are seeing a return to normal seasonality. In addition, the long-term underlying fundamentals for the residential housing market remain positive. Based on conversations with our customers and recent demand trends, we are reaffirming prior guidance for fiscal 2023. On a consolidated basis, we continue to estimate that we will generate net sales of $1.12 billion to $1.16 billion, which we expect will yield approximately $130 million to $142 million in Adjusted EBITDA* in fiscal 2023.

Our capital allocation priorities continue to be generating cash, paying down debt, evaluating growth opportunities and opportunistically buying back our stock.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, June 2, 2023 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI63b3d21eb76d4b8ba3f1693da2ce90ac

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, vinyl fencing, solar, refrigeration and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making. Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance. Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities. The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022

Net sales	$273,535	$322,893	$535,451	$589,933
Cost of sales	206,372	249,651	416,521	461,485
Selling, general and administrative	27,371	28,129	64,115	58,952
Depreciation and amortization	10,456	10,563	21,076	20,820
Operating income	29,336	34,550	33,739	48,676
Interest expense	(2,244)	(602)	(4,503)	(1,125)
Other, net	(29)	453	189	507
Income before income taxes	27,063	34,401	29,425	48,058
Income tax expense	(5,551)	(7,879)	(6,004)	(10,297)
Net income	$21,512	$26,522	$23,421	$37,761

Earnings per common share, basic	$0.65	$0.80	$0.71	$1.14
Earnings per common share, diluted	$0.65	$0.80	$0.71	$1.13

Weighted average common shares outstanding:
Basic	32,858	33,157	32,905	33,140
Diluted	33,017	33,291	33,070	33,292

Cash dividends per share	$0.08	$0.08	$0.16	$0.16

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2023	October 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$43,496	$55,093
Accounts receivable, net	94,038	96,018
Inventories, net	114,015	120,890
Prepaid and other current assets	12,210	8,664
Total current assets	263,759	280,665
Property, plant and equipment, net	242,521	180,400
Operating lease right-of-use assets	45,725	56,000
Goodwill	185,224	137,855
Intangible assets, net	80,981	65,035
Other assets	3,902	4,662
Total assets	$822,112	$724,617

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$64,477	$77,907
Accrued liabilities	44,655	52,114
Income taxes payable	-	1,049
Current maturities of long-term debt	2,113	1,046
Current operating lease liabilities	7,403	7,727
Total current liabilities	118,648	139,843
Long-term debt	132,150	29,628
Noncurrent operating lease liabilities	39,215	49,286
Deferred pension benefits	-	3,917
Deferred income taxes	23,396	22,277
Other liabilities	15,976	14,831
Total liabilities	329,385	259,782
Stockholders’ equity:
Common stock	372	372
Additional paid-in-capital	250,427	251,947
Retained earnings	355,557	337,456
Accumulated other comprehensive loss	(34,968)	(49,422)
Treasury stock at cost	(78,661)	(75,518)
Total stockholders’ equity	492,727	464,835
Total liabilities and stockholders' equity	$822,112	$724,617

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Six Months Ended April 30,
	2023	2022
Operating activities:
Net income	$23,421	$37,761
Adjustments to reconcile net income to cash provided by (used for) operating activities:
Depreciation and amortization	21,076	20,820
Loss on the disposition of capital assets
Stock-based compensation	1,398	1,124
Deferred income tax	97	583
Other, net	982	1,534
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	11,564	(13,008)
Decrease (increase) in inventory	14,799	(39,771)
Increase in other current assets	(1,746)	(3,541)
(Decrease) increase in accounts payable	(19,825)	7,381
Decrease in accrued liabilities	(14,407)	(15,984)
(Decrease) increase in income taxes payable	(1,754)	1,679
Increase (decrease) in deferred pension benefits	17	(159)
Increase in other long-term liabilities	1,808	443
Other, net	1,030	(743)
Cash provided by (used for) operating activities	38,460	(1,881)
Investing activities:
Business acquisition	(91,302)	-
Capital expenditures	(15,074)	(13,785)
Proceeds from disposition of capital assets	101	36
Cash used for investing activities	(106,275)	(13,749)
Financing activities:
Borrowings under credit facilities	102,000	70,500
Repayments of credit facility borrowings	(35,000)	(45,500)
Repayments of other long-term debt	(1,306)	(432)
Common stock dividends paid	(5,320)	(5,258)
Issuance of common stock	99	173
Payroll tax paid to settle shares forfeited upon vesting of stock	(567)	(1,412)
Purchase of treasury stock	(5,593)	(1,569)
Cash used for financing activities	54,313	16,502
Cash provided by financing activities	1,905	(2,033)
Decrease in cash and cash equivalents	(11,597)	(1,161)
Cash and cash equivalents at beginning of period	55,093	40,061
Cash and cash equivalents at end of period	$43,496	$38,900

QUANEX BUILDING PRODUCTS CORPORATION
Reconciliations of Free Cash Flow and Net Debt
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022
Cash provided by (used for) operating activities	$35,325	$19,770	$38,460	($1,881)
Capital expenditures	(7,492)	(6,415)	(15,074)	(13,785)
Free Cash Flow	$27,833	$13,355	$23,386	($15,666)

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of April 30,
	2023	2022
Revolving credit facility	$80,000	$63,000
Finance lease obligations (1)	55,626	13,971
Total debt (2)	135,626	76,971
Less: Cash and cash equivalents	43,496	38,900
Net Debt	$92,130	$38,071

(1) Includes $53.1 million and $12.7 million in real estate lease liabilities considered finance leases under U.S. GAAP as of April, 30 2023 and April 30, 2022, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands)
(Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended April 30, 2023	Three Months Ended January 31, 2023	Three Months Ended October 31, 2022	Three Months Ended July 31, 2022	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income as reported	$21,512	$1,909	$24,667	$25,908	$73,996
Income tax expense	5,551	453	3,329	7,801	17,134
Other, net	29	(218)	(136)	(398)	(723)
Interest expense	2,244	2,259	710	724	5,937
Depreciation and amortization	10,456	10,620	9,555	9,734	40,365
EBITDA	39,792	15,023	38,125	43,769	136,709
Cost of sales (1)	48	-	-	-	48
Selling, general and administrative (1),(2)	63	5,448	564	419	6,494
Adjusted EBITDA	$39,903	$20,471	$38,689	$44,188	$143,251

(1) Loss on damage to manufacturing facilities caused by weather.
(2) Transaction and advisory fees.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended			SIx Months Ended			SIx Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	April 30, 2023			April 30, 2022			April 30, 2023			April 30, 2022
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$ 21,512	$ 0.65		$ 26,522	$ 0.80		$ 23,421	$ 0.71		$ 37,761	$ 1.13
Net income reconciling items from below	195	$ 0.01		1	$ -		4,349	$ 0.13		34	$ 0.01
Adjusted net income and adjusted EPS	$ 21,707	$ 0.66		$ 26,523	$ 0.80		$ 27,770	$ 0.84		$ 37,795	$ 1.14

Reconciliation of Adjusted EBITDA	Three Months Ended April 30, 2023			Three Months Ended April 30, 2022			Six Months Ended April 30, 2023			Six Months Ended April 30, 2022
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$ 21,512			$ 26,522			$ 23,421			$ 37,761
Income tax expense	5,551			7,879			6,004			10,297
Other, net	29			(453)			(189)			(507)
Interest expense	2,244			602			4,503			1,125
Depreciation and amortization	10,456			10,563			21,076			20,820
EBITDA	39,792			45,113			54,815			69,496
EBITDA reconciling items from below	111			131			5,559			131
Adjusted EBITDA	$ 39,903			$ 45,244			$ 60,374			$ 69,627

Reconciling Items	Three Months Ended April 30, 2023			Three Months Ended April 30, 2022			Six Months Ended April 30, 2023			Six Months Ended April 30, 2022
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$ 273,535	$ -		$ 322,893	$ -		$ 535,451	$ -		$ 589,933	$ -
Cost of sales	206,372	(48)	(1)	249,651	-		416,521	(48)	(1)	461,485	-
Selling, general and administrative	27,371	(63)	(1),(2)	28,129	(131)	(2)	64,115	(5,511)	(1),(2)	58,952	(131)	(2)
EBITDA	39,792	111		45,113	131		54,815	5,559		69,496	131
Depreciation and amortization	10,456	-		10,563	-		21,076	-		20,820	-
Operating income	29,336	111		34,550	131		33,739	5,559		48,676	131
Interest expense	(2,244)	-		(602)	-		(4,503)	-		(1,125)	-
Other, net	(29)	132	(3)	453	(123)	(3)	189	90	(3)	507	(82)	(3)
Income before income taxes	27,063	243		34,401	8		29,425	5,649		48,058	49
Income tax expense	(5,551)	(48)	(4)	(7,879)	(7)	(4)	(6,004)	(1,300)	(4)	(10,297)	(15)	(4)
Net income	$ 21,512	$ 195		$ 26,522	$ 1		$ 23,421	$ 4,349		$ 37,761	$ 34

Diluted earnings per share	$ 0.65			$ 0.80			$ 0.71			$ 1.13

(1) Loss on damage to manufacturing facilities caused by weather.
(2) Transaction and advisory fees.
(3) Foreign currency transaction losses (gains).
(4) Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended April 30, 2023
Net sales	$156,975	$63,763	$53,518	$(721)	$273,535
Cost of sales	122,472	40,452	43,731	(283)	206,372
Gross Margin	34,503	23,311	9,787	(438)	67,163
Gross Margin %	22.0%	36.6%	18.3%		24.6%
Selling, general and administrative	14,158	8,452	5,971	(1,210)	27,371
Depreciation and amortization	5,050	2,353	2,970	83	10,456
Operating income	15,295	12,506	846	689	29,336
Depreciation and amortization	5,050	2,353	2,970	83	10,456
EBITDA	20,345	14,859	3,816	772	39,792
Loss on damage to manufacturing facilities (Cost of sales)	35	-	13	-	48
Loss on damage to manufacturing facilities (SG&A)	-	-	200	-	200
Transaction and advisory fees	-	-	-	(137)	(137)
Adjusted EBITDA	$20,380	$14,859	$4,029	$635	$39,903
Adjusted EBITDA Margin %	13.0%	23.3%	7.5%		14.6%

Three months ended April 30, 2022
Net sales	$177,908	$73,427	$72,878	$(1,320)	$322,893
Cost of sales	137,571	49,708	63,175	(803)	249,651
Gross Margin	40,337	23,719	9,703	(517)	73,242
Gross Margin %	22.7%	32.3%	13.3%		22.7%
Selling, general and administrative	14,078	8,601	5,218	232	28,129
Depreciation and amortization	4,038	2,522	3,917	86	10,563
Operating income (loss)	22,221	12,596	568	(835)	34,550
Depreciation and amortization	4,038	2,522	3,917	86	10,563
EBITDA	26,259	15,118	4,485	(749)	45,113
Transaction and advisory fees	-	-	-	131	131
Adjusted EBITDA	$26,259	$15,118	$4,485	$(618)	$45,244
Adjusted EBITDA Margin %	14.8%	20.6%	6.2%		14.0%

Six months ended April 30, 2023
Net sales	$309,955	$118,715	$108,192	$(1,411)	$535,451
Cost of sales	247,189	78,155	91,787	(610)	416,521
Gross Margin	62,766	40,560	16,405	(801)	118,930
Gross Margin %	20.3%	34.2%	15.2%		22.2%
Selling, general and administrative	27,453	15,957	10,844	9,861	64,115
Depreciation and amortization	10,295	4,701	5,904	176	21,076
Operating income (loss)	25,018	19,902	(343)	(10,838)	33,739
Depreciation and amortization	10,295	4,701	5,904	176	21,076
EBITDA	35,313	24,603	5,561	(10,662)	54,815
Loss on damage to manufacturing facilities (Cost of sales)	35	-	13	-	48
Loss on damage to manufacturing facilities (SG&A)	-	-	200	-	200
Transaction and advisory fees	-	-	-	5,311	5,311
Adjusted EBITDA	$35,348	$24,603	$5,774	$(5,351)	$60,374
Adjusted EBITDA Margin %	11.4%	20.7%	5.3%		11.3%

Six months ended April 30, 2022
Net sales	$324,539	$132,341	$135,231	$(2,178)	$589,933
Cost of sales	253,535	90,935	118,248	(1,233)	461,485
Gross Margin	71,004	41,406	16,983	(945)	128,448
Gross Margin %	21.9%	31.3%	12.6%		21.8%
Selling, general and administrative	28,455	15,904	10,488	4,105	58,952
Depreciation and amortization	8,177	5,091	7,380	172	20,820
Operating income (loss)	34,372	20,411	(885)	(5,222)	48,676
Depreciation and amortization	8,177	5,091	7,380	172	20,820
EBITDA	42,549	25,502	6,495	(5,050)	69,496
Transaction and advisory fees	-	-	-	131	131
Adjusted EBITDA	$42,549	$25,502	$6,495	$(4,919)	$69,627
Adjusted EBITDA Margin %	13.1%	19.3%	4.8%		11.8%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022

NA Fenestration:(1)
United States - fenestration	$120,756	$156,843	$241,523	$285,210
International - fenestration	8,350	11,094	13,477	20,230
United States - non-fenestration	24,334	7,077	47,400	13,793
International - non-fenestration	3,535	2,894	7,555	5,306
	$156,975	$177,908	$309,955	$324,539
EU Fenestration:(2)
International - fenestration	$47,903	$54,863	$90,257	$99,484
International - non-fenestration	15,860	18,564	28,458	32,857
	$63,763	$73,427	$118,715	$132,341
NA Cabinet Components:
United States - fenestration	$4,219	$4,666	$8,127	$8,431
United States - non-fenestration	48,526	67,383	98,575	125,150
International - non-fenestration	773	829	1,490	1,650
	$53,518	$72,878	$108,192	$135,231
Unallocated Corporate & Other:
Eliminations	$(721)	$(1,320)	$(1,411)	$(2,178)
	$(721)	$(1,320)	$(1,411)	$(2,178)

Net Sales	$273,535	$322,893	$535,451	$589,933

(1) Includes the net sales from the acquisition of LMI of $17.8 million and $34.2 million for the three and six months ended April 30, 2023, respectively.
(2) Reflects a reduction of $4.8 million and $10.8 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2023, respectively.